                                                                     EXHIBIT 2.4


                             ACTION BY INCORPORATOR

                            POWER EXPLORATION, INC.

                       ---------------------------------

                              A Nevada Corporation


         The undersigned, being the Incorporator names in the Articles of Incorporation of the above corporation, a Nevada corporation, does hereby adopt the following resolutions:

          1. ADOPTION OF BY-LAWS.

         RESOLVED, that the By-Laws bearing the heading "By-Laws of POWER EXPLORATION, INC." be and the same hereby are adopted as and for the By-Laws of the corporation.

         RESOLVED FURTHER, that a copy of such By-Laws be inserted in the Book of Minutes of the corporation.

          2. ELECTION OF OFFICERS.

         RESOLVED, that the following persons be and they hereby are elected as officers of this corporation to hold the office or offices set forth opposite their respective names until the first meeting of the Board of Directors following the next annual meeting of shareholders of this corporation and until their respective successors are elected and qualified or until their earlier resignation or removal, such officers shall serve at the pleasure of the Board of Directors of this corporation:

               OFFICE                       NAME
               ------                       ----

               President and CEO            Guy Pyron

               Vice-President and COO       Joe Bill Bennett

               Secretary and CFO            Mark S. Zouvas

               Treasurer                    Pattye Hill

          3. ELECTION OF DIRECTORS.

         RESOLVED, that the following persons are hereby elected the Directors of this corporation, to serve until the first annual meeting of the Directors of the corporation and until their successors are elected and qualified or until their earlier resignation or removal or their office is declared vacant in the manner provided in the By-Laws of the corporation: M.O. RIFE, III, GUY PYRON, JOE BILL BENNETT, JACK GALLACHER and THOM SCHLIEM.

          4. APPROVAL OF PLAN OF REORGANIZATION.

         RESOLVED, that the plan of reorganization and the change of situs as of May 31, is hereby approved and/or authorized and a copy of which is attached.

DATED: May 31, 1998


/s/ MARK S. ZOUVAS
-----------------------------------
Mark S. Zouvas
Incorporator


ATTEST:


/s/ M.O. RIFE III
-----------------------------------
M.O. Rife, III
Chairman of the Board